Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-272743 and 333-276998) of Prairie Operating Co. of our report dated March 14, 2024, relating to the consolidated financial statements of Nickel Road Operating LLC and Subsidiaries as of and for the years ended December 31, 2023 and 2022, appearing in this Amendment No. 2 to the Current Report on Form 8-K of Prairie Operating Co.

/s/ Moss Adams LLP

Denver, Colorado

March 19, 2024